Exhibit 1.01

Dell Technologies
Conflict Minerals Report

Introduction

This Conflict Minerals Report for Dell Technologies Inc. (individually and together with its consolidated subsidiaries, “Dell” or “we,” “us,” and “our”) is filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Dell’s Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting year ended December 31, 2022 (the “Reporting Period”). The Rule imposes disclosure of certain due diligence and reporting obligations on SEC reporting companies whose manufactured products or products contracted to be manufactured contain “conflict minerals” that are necessary to the functionality or production of Dell products. The Rule defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives limited to tin, tantalum, tungsten, and gold, also referred to as “3TG.”

Dell Products Covered by this Report

This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of such products; (ii) that were manufactured, or contracted to be manufactured, by Dell; and (iii) for which the manufacture was completed during the Reporting Period (the “Covered Products”). The Covered Products include the following product categories manufactured or contracted to be manufactured by Dell in the Reporting Period: branded hardware, such as desktop PCs, notebooks and tablets; branded and third-party peripherals, such as monitors and projectors; and server, storage, and networking products.

Overview of Dell’s Conflict Minerals Program

As part of Dell’s global approach to ensure responsible sourcing of minerals, Dell supports and respects the protection of internationally proclaimed human rights of all people, including the basic human rights of our employees and workers within our supply chain.

Dell manufactures and contracts to manufacture products for which 3TG minerals are necessary to their functionality or production. As a manufacturer of technology products, Dell does not purchase 3TG directly from mines, smelters, or refiners, but does procure components and materials that may contain 3TG.

Therefore, Dell collaborates with suppliers, industry peers, and other stakeholders to ensure our products do not contain 3TG whose sale directly or indirectly finances armed conflict or contributes to human rights violations. In order to comply with the Rule, Dell conducts a good-faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any necessary 3TG contained in the Covered Products originated in the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (together, the “Covered Countries”), or were from recycled or scrap sources.

Dell’s due diligence process is designed to align with the five-step due diligence framework set forth in the Organisation for Economic Co-operation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (2016)” and the related Supplements for 3TG (the “OECD framework”).

We participate in multi-stakeholder initiatives such as the Responsible Minerals Initiative (“RMI”). RMI provides tools such as the Conflict Minerals Reporting Template (“CMRT”) and oversees the Responsible Minerals Assurance Process (“RMAP”), which verifies that sourcing practices of actors at identified points in the supply chain (i.e., 3TG smelters or refiners (“SORs”)) are aligned to the OECD framework. We use these tools, RMI guidance, and the OECD framework to conduct due diligence on our 3TG supply chain and drive our minerals sourcing actions towards the goals established at the beginning of the Reporting Period. This includes a 100 percent CMRT response rate by in-scope suppliers and increasing the number of smelters and refiners participating in RMAP.

Reasonable Country of Origin Inquiry

Deploying a CMRT survey to relevant suppliers, conducting a smelter and refiner review, and considering other third-party data constituted the Reasonable Country of Origin Inquiry (“RCOI”). This RCOI, combined with our risk assessment and mitigation efforts described in this report, represents Dell’s efforts to trace the source of 3TG in our supply chain to country of origin and the mine or location of origin as necessary. Based on the RCOI findings, Dell performed further due diligence on 3TG contained in Covered Products that may originate from SORs known to source from Covered Countries and SORs that may source from Covered Countries. The results of the RCOI investigation are reported under “Due Diligence Results.”

Due Diligence Process

Design of Due Diligence Measures

Dell’s due diligence measures have been designed to conform, in all material respects, with the OECD framework.

Dell’s due diligence included the following elements of the OECD framework:

Step 1:    Establish strong company management system
Step 2:    Identify and assess risks in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain
Step 5:    Report on supply chain due diligence

Due Diligence Performed

Step 1: Establish Strong Company Management System

Dell has established a management system to determine 3TG source and chain of custody in its supply chain.

Responsible Sourcing Policies. Dell abides by, and is held accountable to, the Responsible Business Alliance (“RBA”) Code of Conduct and Dell’s Supplier Principles, which require direct material suppliers to comply with Dell’s Responsible Sourcing Policy, maintain a conflict minerals policy, and conduct due diligence on the source and chain of custody of materials in their products to reasonably assure they do not come from conflict sources.

Control System. Dell surveys its supply chain annually using the CMRT. This survey is the primary mechanism for identifying smelters and refiners that supply 3TG to components within the supply chain and assessing the risk that 3TG is sourced from a Covered Country. Following the collection of smelter and refiner data from suppliers, Dell uses RMI’s RMAP (and, as applicable, the London Bullion Market Association’s (“LBMA”) equivalent scheme) to determine whether each smelter and refiner identified through the CMRT is participating in a third-party audit program and to determine the country of origin of 3TG used by the smelters and refiners in our supply chain.

Supplier Engagement. Responsible sourcing is embedded in Dell’s supply chain management business processes. In addition to reviewing each CMRT received for completeness and communicating and confirming compliance with any required corrective actions, we incorporate metrics on suppliers’ adherence to Dell’s expectations in scorecards used in quarterly business reviews. These metrics are communicated to suppliers alongside other measures of supply chain performance (e.g., quality, cost, and availability).

Internal Team. Dell has a team of individuals dedicated to responsible sourcing management who report to the Senior Director for Supply Chain Assurance. These individuals work closely with other supply chain teams, such as the relevant Dell procurement and engineering teams, to collect data from suppliers – and work with them in the event of errors or non-compliance. Performance is regularly communicated to those aforementioned teams via monthly reports and escalation protocols.

Alignment and approval of policies, supplier requirements, communications and risk management are addressed in monthly Social and Environmental Responsibility (“SER”) Steering Committee meetings, comprised of the supply chain leadership team. Public reporting is subject to verification and approval from the Legal and Environmental, Social & Governance (“ESG”) departments, with final approval residing with the Chief Supply Chain Officer.

Grievance Mechanism. Dell utilizes a third-party reporting tool that allows any internal or external parties, including those within our supply chain, to confidentially report ethics concerns or suspected misconduct. The reporting tool is accessible 24/7, available in multiple languages and offers the option of anonymous reporting. Dell also encourages the use of RMI’s Grievance Mechanism for mineral supply chain issues. Anonymous submissions can be made at www.mineralsgrievanceplatform.org.

Dell does not retaliate against anyone who provides information or otherwise assists in an investigation or proceeding regarding any conduct the person reasonably believes constitutes a violation of applicable laws, regulations, or Dell policies.

Step 2: Identify and Assess Risks in the Supply Chain

A supplier is identified in-scope for Dell’s Conflict Minerals Program if it meets one or more of the following criteria:

•supplies components to Dell that are known to, or could potentially, contain 3TG;
•collects a specified percentage of Dell spend; or
•is considered high-risk for manufacturing products that contain 3TG whose sale might benefit armed groups in the Covered Countries based on previously reported data.

Dell requests CMRTs from in-scope suppliers and expects them to disseminate this reporting requirement across the supply chain through a cascade approach. Suppliers are required to provide comprehensive, accurate data on 3TG acquired from their supply chain through the CMRT process. This data serves to identify and verify the smelters and refiners in our supply chain participating in RMAP (or, as applicable, the LBMA’s equivalent scheme). Collected CMRTs are analysed to ensure conformity with Dell’s policies and assessment.

Dell partners with a third-party software provider to manage the CMRT reporting campaign and confirm initial data validation (to ensure survey completeness), followed by a more in-depth review using internally-developed risk assessment criteria. These criteria evaluate the smelters and refiners identified as being in Dell’s supply chain and assess the supplier’s due diligence undertaken and other aspects of the supplier’s program (including existence of a conflict minerals policy and use of CMRT).

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Dell is committed to promoting responsible sourcing through third-party verification of smelters and refiners. Suppliers are expected to use smelters and refiners designated to be conformant by RMAP or equivalent certifications, or who use 3TG minerals 100% from recycled or scrap sources.

While promoting the use of operators whose commitment to responsible sourcing is externally certified, Dell recognizes there are smelters or refiners who do not align to these expectations or are unwilling to undergo a third-party audit. Alternatively, external factors may cause a smelter or refiner to lose RMAP Conformant status.

Accordingly, Dell’s due diligence draws on RMI databases, customer engagements, and independent research to identify non-certified smelters and refiners or those at risk of benefitting armed groups in conflict-affected and high-risk areas, including the Covered Countries. In such events, Dell requires suppliers to remove the smelter or refiner in question from their supply chain.

This approach is enhanced by reviewing not only high-risk smelters and refiners, but also those that do not, or cannot, achieve RMAP conformance. The relevant Dell procurement teams help engage suppliers to develop a plan to address smelters or refiners of concern, including identifying parts affected, material breakdown of parts, and timelines for completion. Progress is managed with executive oversight on both sides, with regular briefings leading to potentially impacted scoring in quarterly business reviews. If the issue is not resolved, alternative sourcing will be pursued.

To expedite such processes, there is a focus on ensuring that data collection targets parts and sub-tier suppliers directly in the supply chain for Dell products. We continue to review opportunities to improve surveying and reporting capabilities, with supplier collaboration of paramount importance to this process.

Step 4: Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

As a downstream company, Dell uses RMAP for smelter and refiner audits to assess risks from the mine to the smelter or refiner. Dell requires that suppliers and facilities participate in such audits or be removed from Dell’s supply chain. Participation in independent, third-party certification programs provides assurance that smelters and refiners have enough systems and controls in place to ensure their sourcing practices align with the OECD Guidance and do not support conflict in the DRC or adjacent countries. Through our membership and participation in RMI, we continue to support the development and implementation of tools and processes aimed at advancing cross-industry due diligence practices.

Step 5: Report on Supply Chain Due Diligence

This report and Dell’s Form SD will be filed with the SEC and be publicly available at www.sec.gov and www.dell.com/supplychain.

Dell also provides information related to social and environmental responsibility on our website and in our annual ESG report.

References to Dell’s website are provided for convenience only, and its contents are not incorporated by reference into this report nor are they deemed filed with the SEC.

Due Diligence Results

Based on consolidated CMRT information for the Reporting Period and subsequent corrective actions carried out with suppliers, 252 unique 3TG smelter or refiner facilities were identified in Dell’s supply chain as of March 31, 2023. 100 percent of in-scope suppliers provided a CMRT in response to our survey request. Our work to increase the number of smelters and refiners participating in RMAP resulted in the designation of 244 (97 percent) smelters and refiners reported in Dell’s supply chain as conformant[1] as of March 31, 2023. The remaining smelters and refiners are considered by Dell to be non-compliant either because they recently stopped participating in a third-party audit, or were not willing to complete a third-party audit within established timelines. We are collaborating with our suppliers to transition away from these entities according to the risk mitigation strategy previously noted.

As a result of our due diligence activities, Dell found no reason to conclude that any smelter or refiner reported in Dell’s supply chain sourced 3TG that directly or indirectly financed or benefited armed groups in the Covered Countries. Of the 252 smelters and refiners identified, 38 were known to be sourcing from the DRC or an adjoining country, and all are designated as “RMAP Conformant”.

Many suppliers returned CMRTs encompassing their entire supply chains, rather than focusing only on components incorporated into Dell’s Covered Products; therefore, some smelters and refiners reported might not be providing material for Dell products. Dell continues to work with suppliers throughout its supply chain to assess and improve their information, reporting quality, and capacity, considering supply chain fluctuations and other changes in status or scope and relationships over time. The full list of smelters and refiners reported by our suppliers is published in Appendix A.

The list of countries from which we believe 3TG in our Covered Products may have originated is published in Appendix B. Some 3TG also originates from recycled or scrap sources.

Continuous Improvement to Mitigate Risk

Dell will continue taking the following steps, among others, to improve the due diligence conducted and to further mitigate the risk of sourcing 3TG that benefits armed groups from the Covered Countries:

1) Work closely with suppliers to obtain necessary information on the origin of 3TG contained in materials or components used in the Covered Products.

2) Work with supply chain actors through engagement with RMI to promote smelter and refiner participation in RMAP and other equivalent third-party certifications.

3) Monitor incidents related to OECD Annex II risks to assess their impact on Dell’s supply chain.

4) Partner with organizations dedicated to supporting mining communities and contributing to ethical sourcing of minerals.

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[1] In addition to smelters and refiners that are participating in RMAP (“Active” and/or “Conformant”), Dell includes smelters and refiners with equivalent assurance (that is, London Bullion Market Association (“LBMA”) Certified).

Cautionary Statement about Forward-Looking Statements

Statements in this report that relate to future events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Dell’s results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors, including those risks described in its reports filed with the SEC, including Dell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell makes may turn out to be wrong and can be affected by inaccurate assumptions Dell might make or by known or unknown risks, uncertainties, and other factors, including those identified in this report. Accordingly, you should not place undue reliance on the forward-looking statements made in this report, which speak only as of its date. Dell does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Appendix A: Dell Smelter and Refiner List

This list is based on Dell supplier data for the Reporting Period. In many cases, suppliers provided information encompassing their entire supply chain; this information was not limited to facilities that contributed 3TG used only in Dell products. As a result, we are unable to confirm whether our products in fact contain 3TG from all of these sources. This list only includes facilities reported by suppliers as of March 31, 2023.

Metal	Smelter Name	Smelter Country
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Gold	8853 S.p.A.*	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals*	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

* The smelter/refiner is in the process of removal as of the filing of this report and/or is no longer approved to be in Dell’s supply chain.

Appendix B: Reasonable Country of Origin Inquiry List
The following list identifies countries from which 3TG in Dell’s products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s Reasonable Country of Origin Inquiry report dated March 31, 2023. The countries of origin of the 3TG processed by facilities listed in Appendix A, other than 3TG from recycled or scrap sources, are believed to be the following:

Australia	India	Sierra Leone
Benin	Indonesia	South Africa
Bolivia	Laos	South Korea
Brazil	Malaysia	Spain
Burundi	Mexico	Swaziland
Canada	Mozambique	Sweden
Chile	Myanmar	Taiwan
China	Namibia	Tanzania
Colombia	Nicaragua	Thailand
Congo, Democratic Republic of the	Niger	United Kingdom
Ecuador	Nigeria	United States of America
Eritrea	Papua New Guinea	Uzbekistan
Ethiopia	Peru	Venezuela
France	Philippines	Vietnam
Ghana	Portugal	Zimbabwe
Guinea	Russia*
Guyana	Rwanda

* Sourcing ceased during the calendar year in accordance with United States law.